Exhibit 10.4

COLLATERAL AGREEMENT

dated as of

July 7, 2004

among

HORIZON LINES, LLC,

the Other Grantors identified herein

and

UBS AG, STAMFORD BRANCH,

as Collateral Agent

TABLE OF CONTENTS

		Page
ARTICLE 1

DEFINITIONS

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	5
SECTION 2.02.	Delivery of the Pledged Collateral	5
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	7
SECTION 2.05.	Denominations	7
SECTION 2.06.	Voting Rights; Dividends and Interest	8

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY
SECTION 3.01.	Security Interest	9
SECTION 3.02.	Representations and Warranties	11
SECTION 3.03.	Covenants	12
SECTION 3.04.	Other Actions	14
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	16

ARTICLE IV

REMEDIES

SECTION 4.01.	Remedies upon Default	18
SECTION 4.02.	Application of Proceeds	20
SECTION 4.03.	Grant of License To Use Intellectual Property	20

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	21
SECTION 5.02.	Security Interest Absolute	21

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-ii-

SCHEDULES:

Schedule I	Intellectual Property
Schedule II	Initial Grantors
Schedule III	Equity Interests; Debt Securities
Schedule IV	Insurance Requirements

EXHIBITS:

Exhibit I	Form of Perfection Certificate

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COLLATERAL AGREEMENT dated as of July 7, 2004, among Horizon Lines, LLC, a limited liability company formed under the laws of the state of Delaware (the “Borrower”). Horizon Lines Holding Corp. as co-borrower (the “Co-Borrower” or “Holdings”), the other Grantors identified herein and UBS AG, Stamford Branch, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to the Credit Agreement dated as of July 7, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Co-Borrower, the Guarantors party thereto, the Lenders party thereto, the Issuing Banks party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Lenders. The Lenders have agreed to extend credit to the Borrowers and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower and the Loan Parties, in each case subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit and the Issuing Banks to issue such Letters of Credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors will derive substantial benefits from the extension of credit to the Borrowers and the issuance of Letters of Credit for the account of the Loan Parties pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Issuing Banks to issue such Letters of Credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein: the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who becomes obligated to any Grantor under, with respect to or on account of an Account.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Borrowers” means the collective reference to the Borrower and the Co-Borrower.

“Co-Borrower” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Equity Interests’” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“General Intangibles” means all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including (a) any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any Account, (b) corporate or other business records, (c) indemnification claims, (d) payment intangibles, (e) contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements except (x) rights (other than rights to receive payment) under leases or charters covering United States flag Vessels qualified to engage in the coastwise trade of the United States and (y) rights under insurance assigned to the Mortgage Trustee pursuant to an Assignment of Insurance), (f) Intellectual Property, (g) goodwill, (h) registrations, (i) franchises and (j) tax refund claims.

“Grantors” means the Borrower, the Co-Borrower and the Guarantors.

“Guarantors” means (a) the Loan Parties (other than the Borrowers) identified on Schedule II hereto and (b) each other subsidiary of Holdings (other than a Foreign Subsidiary)

that becomes a party to this Agreement as contemplated by Section 5.15, but excluding any such subsidiary that ceases to be a party to this Agreement in accordance with Section 5.14.

“Intellectual Property,” means all material intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how and other intellectual property.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule I.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay reasonable fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual performance of all other obligations of the Loan Parties under or pursuant to the Credit Agreement and each of the other Loan Documents.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into or (ii) is in effect with a counterparty that becomes Lender or an Affiliate of such Person as of the date such Person becomes a Lender.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit I, or any other form approved by the Collateral Agent and the Borrower, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Secured Parties” means (a) the Lenders, (b) the Agents, (d) the Issuing Banks, (e) if such counterparty was an Agent, an Affiliate of an Agent, a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into, each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers and designs, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications (excluding intent-to-use trademark applications to the extent that, solely during the period in which the grant of such a security interest therein would impair the validity or enforceability of such intent-to-use trademark under applicable federal law) in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01. Pledge. As security for the payment in full of the Obligations, each Grantor hereby pledges to the Collateral Agent (and its successors and assigns as Collateral Agent permitted under the Credit Agreement), for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent (and its successors and assigns as Collateral Agent permitted under the Credit Agreement), for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under: (a) the shares of capital stock and other Equity Interests owned by it and listed on Schedule III and any other Equity Interests obtained in the future by such Grantor and the certificates, if any, representing all such Equity Interests (the “Pledged Stock”); provided that (i) the Pledged Stock shall not include more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary nor more than 24% of the Equity Interests of any Person owning or operating any United States flag Vessels qualified to engage in the coastwise trade of the United States and (ii) except as required by Section 5.15(c) of the Credit Agreement, no capital stock or Equity Interests of the Borrower shall be pledged; (b) (i) the debt securities listed opposite the name of such Grantor on Schedule III, (ii) any debt securities in the future issued to such Grantor other than (x) Permitted Investments and (y) any debt securities issued by Persons other than a Loan Party in a principal amount less than $1,000,000 and (iii) the promissory notes, if any, and any other instruments evidencing debt securities covered by clauses (b)(i) and (b)(ii) of this Section 2.01 (collectively, the “Pledged Debt Securities”); (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.06. all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”), subject to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities upon the Effective Date to the extent certificated or otherwise evidence by an instrument (or, in the case of Pledged Securities issued to, acquired by or otherwise received by any Grantor following the Effective Date, promptly following such issuance, acquisition or receipt to the extent certificated or otherwise evidence by an instrument).

(b) Each Grantor will cause any Indebtedness for borrowed money (x) with a principal amount greater than $1,000,000 owed to such Grantor by any Person other than a Loan Party and (y) with any principal amount owned to such Grantor by Holdings or any subsidiary thereof to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule III and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement and modify any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) as of the Effective Date, Schedule III correctly (i) sets forth (A) the issuer, the certificate number (if certificated), the registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Stock and (B) the issuer, the initial principal amount, date of promissory note and maturity date of all Pledged Debt Securities and (ii) includes all Equity Interests and Pledged Debt Securities required to be pledged hereunder;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities issued by any subsidiary or other Person Controlled by Holdings or any of its subsidiaries, are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities set forth on Schedule III as owned by such Grantor, (ii) holds the Pledged Securities indicated on Schedule III free and clear of all Liens, other than Liens created by this Agreement and Liens permitted under Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation, transfer or disposition of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement and Liens permitted under Section 6.02 of the Credit Agreement and transfers or other dispositions made in compliance with the Credit Agreement, and (iv) will defend its title thereto or interest therein against any and all Liens (other than the Liens created by this Agreement and those permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents, securities laws generally, any Requirement of Law or to the extent permitted by Section 6.10 of the Credit Agreement, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person (including stockholders, partners, members or creditors of any Grantor) was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement and the filing of financing statements under the Uniform Commercial Code as in effect in the applicable jurisdictions specified in Schedule 5 to the Perfection Certificate, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations to the extent the perfection of such Pledged Securities is governed by Article 9 of the Uniform Commercial Code; and

(h) as of the Effective Date, Schedule 1 correctly sets forth a true and complete list of each material registered Patent, Copyright and Trademark owned or licensed by the Grantors.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate and in the organizational documents of such limited liability company or limited partnership, the issuer of such interests shall elect to treat such interests as a “security” within the meaning of Article 8 of the New York UCC and, accordingly, such interests shall be governed by Article 8 of the New York UCC; provided that the Grantors shall only be required to use commercially reasonable efforts to cause the foregoing requirements of this Section 2.04 to be satisfied by an issuer in which any Grantor, individually or in the aggregate, owns or Controls less than 50.0% of the aggregate number of the applicable class of interests issued by such issuer (it being understood that this proviso shall not apply to interests issued by any Person deemed to be a subsidiary of Holdings).

SECTION 2.05. Denominations. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided written notice to the Grantors that their rights under this Section are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to (A) exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, (B) receive dividends, interest, principal and other distributions it is entitled to receive pursuant to clause (iii) below and (C) sell, transfer or otherwise dispose of Pledged Collateral as permitted under the Credit Agreement.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be subject to the security interest of the Collateral Agent, for the benefit of the Secured Parties.

(b) After all of the Obligations have been declared due and payable upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to subparagraph (a)(iii) of this Section 2.06 shall be suspended, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an interest bearing account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and any acceleration of the Obligations has been rescinded, nullified or otherwise canceled, the Collateral Agent shall, within one Business Day, repay to each Grantor (with interest, if any) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of subparagraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided written notice to the Grantors of the suspension of their rights under subparagraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subparagraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under subparagraph (a)(ii) of this Section 2.06. shall be suspended, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Grantor will have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of subparagraph (a)(i) of this Section 2.06 (and the obligations of the Collateral Agent under subparagraph (a)(ii) of this Section 2.06 shall be reinstated).

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01. Security Interest. (a) As security for the payment in full of the Obligations, each Grantor hereby grants to the Collateral Agent (and its successors and assigns as Collateral Agent permitted under the Credit Agreement), for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title or interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

(ix) all Fixtures;

(x) letter of credit rights;

(xi) commercial tort claims;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding the foregoing, the Article 9 Collateral shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary nor more than 24% of the Equity Interests of any Person owning or operating any United States flag Vessels qualified to engage in the coastwise trade of the United States or, except as required under Section 5.15 of the Credit Agreement, any capital stock or Equity Interests of the Borrower; (B) the CCF Account; (C) any General Intangible, lease, license, permit, contract, property right or agreement if and for so long as the grant of the Security Interest therein shall constitute or result in a breach, termination or default under such lease, license, permit, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective under Section 9-406. 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principle of equity) (it being understood that the Security Interest shall attach immediately, without further action by any Person, to any portion of any such lease, license, permit, contract, property right or agreement that does not constitute or result in a breach, termination or default thereunder); (D) any property subject to any negative pledge clause or similar restriction on assignment to the extent permitted by Section 6.10 of the Credit Agreement; (E) any owned Vessel that is the subject of a Vessel Mortgage: and (F) any Chartered Vessel.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file (with copies to be delivered to the Borrower) in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Article 9 Collateral as “all assets in which the Grantor now owns or hereafter acquires rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut. a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon written request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or, in each case, any successor office) such documents as may be necessary for the purpose of perfecting or maintaining the perfection of the Security Interest granted by each Grantor, without the signature of any Grantor and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party (with copies to be delivered to the Borrower).

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than any consent or approval that has been obtained and is in full force and effect).

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral, which have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each govern mental, municipal or other office specified in Schedule 5 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.04 or 5.14 of the Credit Agreement), have been reviewed by or on behalf of the Grantors and constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending) and United States registered Trademarks (and Trademarks for which applications for United States registration are pending) and United States registered Copyrights (and Copyrights for which applications for United States registration are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 61, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, if any, and, assuming the proper recordation thereof, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors holds any commercial tort claim as of the Effective Date except as indicated on the Perfection Certificate.

SECTION 3.03. Covenants. (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practice; and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, which shall in any event include complete accounting records in all material respects indicating all payments and proceeds received with respect to any part of the Article 9 Collateral.

(b) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such commercially reasonable actions as the Collateral Agent may from time to time reasonably request to perfect and maintain the perfection of the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument (except to the extent already evidenced by a promissory note pledged hereunder), the Grantor shall promptly notify the Collateral

Agent thereof to the extent such promissory note or other instrument is a promissory note or other instrument issued or originated by Holdings or any of its subsidiaries or a promissory note or other instrument with an initial principal amount greater than 51,000,000 and, upon written request by the Collateral Agent, such promissory note or other instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in accordance with Section 2.02.

(d) The Collateral Agent and any Lender shall have the right, in accordance with Section 5.11 of the Credit Agreement, to inspect the Article 9 Collateral.

(e) At its option, the Collateral Agent may (after written notice to the Borrower with a reasonable opportunity to cure) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, after the expiration of any applicable cure or grace period, and each Grantor jointly and severally agrees to reimburse the Collateral Agent promptly after receipt of a reasonably detailed written statement for any payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances or maintenance or preservation as set forth herein or in the other Loan Documents.

(f) If at any time any Grantor shall take a security interest in (including a pledge of) any property of an Account Debtor or any other Person to secure payment and performance of an Account in a principal amount greater than $1,000,000 that is Article 9 Collateral, such Grantor shall promptly assign such security interest and deliver any pledged property (and, if applicable, accompanied by stock powers duly executed in blank or other instruments and documents reasonably satisfactory to the Collateral Agent) to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) None of the Grantors shall create, incur, assume or permit to exist any Lien in respect of the Article 9 Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement. None of the Grantors shall sell, transfer, lease or otherwise dispose of any asset, including any Article 9 Collateral, except in accordance with Section 6.05 of the Credit Agreement. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, agent, bailee or processor at any time unless such warehouseman, agent, bailee or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Schedule IV hereto and Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium relating thereto in whole or part when due, the Collateral Agent may, after the expiration of any applicable cure or grace period provided for herein and written notice to the Borrower with a reasonable opportunity to cure, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems necessary. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, promptly after receipt of a reasonably detailed written statement, by the Grantors to the Collateral Agent and shall be additional obligations secured hereby.

(j) Each Grantor shall maintain proper books of record and account, including with respect to Chattel Paper, in accordance with Section 5.11 of the Credit Agreement.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instrument issued or originated by Holdings or any subsidiary thereof or any Instrument with an initial principal amount greater than $1,000,000 (other than checks and other payment Instruments received and collected in the ordinary course of business which are not expected to be held by the applicable Grantor for a period in excess of 15 days) included in the Article 9 Collateral, such Grantor shall promptly notify the Collateral Agent thereof, and, upon written request by the Collateral Agent, endorse, assign and deliver the same to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall promptly notify the Collateral Agent thereof, and upon written request by the Collateral Agent, endorse, assign and deliver the same to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, upon the Collateral Agent’s written request, use commercially reasonable efforts to either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities, in each case pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor (other than Permitted Investments) are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, upon the Collateral Agent’s written request, use commercially reason able efforts to either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to, in the case of a securities entitlement, such securities intermediary as to such security entitlement, or, in the case of a commodity contract, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee upon the occurrence and during the continuance of an Event of Default, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property, in each case pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, an Event of Default would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case in an amount greater than

$250,000 such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such “transferable record.” The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic Chattel Paper or “transferable record” (as defined above) permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or could reasonably be expected to occur after taking into account any action by such Grantor with respect to such electronic Chattel Paper or “transferable record.”

(d) Letter of Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and, upon the written request of the Collateral Agent, such Grantor shall use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing, in each case pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent.

(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in an amount reasonably estimated to exceed $1,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not take any action or omit to take any action whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a material Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows (i) that any Patent, Trademark or Copyright necessary to the conduct of its business may become abandoned, lost or dedicated to the public unless such abandonment is consistent with such Grantor’s business judgment, or (ii) of any materially adverse determination or development (including any such determination or development in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office or the institution of such a proceeding that could reasonably be expected to result in any such determination or development) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e) In the event any Grantor, either itself or through any agent, employee, licensee or designee. files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, it shall promptly notify the Collateral Agent, and, upon request of the Collateral Agent, shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent. Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all legal acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all commercially reasonable steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is necessary to the conduct of such Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright necessary to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with its business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are commercially reasonable under the circumstances to protect such Article 9 Collateral.

(h) Upon and during the continuance of an Event of Default at the Collateral Agent’s request, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE IV

REMEDIES

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available, in each case at a reasonable location, each item of Article 9 Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice (other than as required herein or in the Credit Agreement) or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter peaceably any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the New York UCC or its equivalent in other jurisdictions or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it commercially reasonable to do so) to restrict the prospective bidders or purchasers of Pledged Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future deliver, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any rights of redemption, stay, valuation and appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and subject to (x) the satisfaction in full in cash of all payments due pursuant to paragraph “First” of Section 4.02 hereof, (y) the pro rata satisfaction of the Obligations in accordance with paragraph “Second” of Section 4.02 hereof and (z) Section 2.18 of the Credit Agreement, may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such Collateral without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a final non-appealable judgment or decree of a court or courts having competent jurisdiction. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. In connection with exercising its remedies hereunder, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations then due and owing (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money or other consideration by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License To Use Intellectual Property. If an Event of Default has occurred and is continuing, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, it being understood that the mere use of such license by the Collateral Agent shall not be deemed to have effected a transfer to the Collateral Agent of ownership or other rights to the Intellectual Property.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All notices and communications hereunder to any Guarantor or the Co-Borrower shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, except payment in full in cash of the Obligations.

SECTION 5.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuances of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 5.04. Binding Effect; Several Agreements. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Loan Party shall have the right to assign or transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer shall be null and void) except as expressly contemplated templated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party with the approval of such Loan Party and without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 5.05. Collateral Agent’s Fees and Expenses: Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.05 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.05 shall be payable not later than 30 days after the applicable Grantor’s receipt of a reasonably detailed written statement therefor.

SECTION 5.06. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Article 9 Collateral; (c) to ask for, demand, sue for, collect, receive and give ac quittance for any and all moneys due or to become due under and by virtue of any of the Collateral: (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts Receivable to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify. Account Debtors to make payment directly to the Collateral Agent; and (i) to use. sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral

Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor any of their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own or their Related Parties’ bad faith, gross negligence or willful misconduct.

SECTION 5.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. To the extent permitted by applicable law, the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE

THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE COLLATERAL AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11. Counterparts. This Agreement may be executed and delivered in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 5.04), and shall become effective as provided in Section 5.04. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.13. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment (after appeal, if any) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Grantor, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Lender or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the other parties hereto, or their properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.14. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than indemnities described herein and described in Section 9.03(b) of the Credit Agreement and any other indemnities set forth in any other Loan Documents, in each case which are not then due and payable or in respect of which a claim has not previously been made) have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (or all Letters of Credit have been (and continue to be) cash collateralized or supported by back-to-back letters of credit, in each case on terms and conditions satisfactory to the applicable Issuing Bank) and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) The Security Interest in the Collateral of any Loan Party (other than Holdings) that is a subsidiary of Holdings shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Loan Party ceases to be a subsidiary of Holdings; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 5.14, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 5.14 shall be without recourse to or warranty by the Collateral Agent (except as to its action).

SECTION 5.15. Additional Loan Parties. Pursuant to Section 5.14. of the Credit Agreement, each subsidiary of Holdings (other than a Foreign Subsidiary) that is formed or acquired after the Effective Date is required to enter into this Agreement via execution of a Joinder Agreement as a Grantor upon becoming a Loan Party (or such later date as is provided in Section 5.14 of the Credit Agreement). Upon execution and delivery by the Administrative Agent and a new Loan Party of a Joinder Agreement, such Loan Party shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HORIZON LINES, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES HOLDING CORP.

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HLH, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES OF PUERTO RICO, INC.

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES VENTURES, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES OF ALASKA, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES VESSELS, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

FALCONHURST, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON SERVICES GROUP, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

SEA READINESS, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

SEA-LOGIX, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

SL PAYROLL SERVICES, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

S-L DISTRIBUTION SERVICE, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

HORIZON LINES OF GUAM, LLC

By:	/s/ Robert S. Zuckerman
	Name:	Robert S. Zuckerman
	Title:	Secretary

UBS AG, STAMFORD BRANCH, as Collateral Agent

By:	/s/ Wilfred V. Saint
	Name:	Wilfred V. Saint
	Title:	Director Banking Products Services, US

By:	/s/ Sailoz Sikka
	Name:	Sailoz Sikka
	Title:	Associate Director Banking Products Services, US